SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2002

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (as depositor under a Trust Agreement, dated as of June 28, 2001, and pursuant to which an Indenture was entered into, providing for, inter alia, the issuance of GMACM Home Equity Loan-Backed Term Notes, Series 2001-HE2)

Residential Asset Mortgage Products, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	333-86786	41-1955181
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota		55437
(Address of principal executive offices)		(Zip code)
(952) 857-7000
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Exhibit Index Located on Page 4

Items 1 through 6 and Item 8 are not included because they are not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

20.1 Residential Asset Mortgage Products, Inc.,

GMACM Home Equity Loan Trust 2001-HE2,

GMACM Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE2 Servicing Certificates, for Payment Date 10/25/02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., Registrant

By: /s/ Patricia C. Taylor

Name: Patricia C. Taylor
Title: Vice President

Date: October 25, 2002